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                                                                    EXHIBIT 3.60

                            CERTIFICATE OF FORMATION

                                       OF

                                GROVE U.S. L.L.C.


          This Certificate of Formation of Grove U.S. L.L.C. (the "LLC"), dated as of January 29, 1998, is being duly executed and filed by Todd A. Finger, as an authorized person, to form a limited liability company under the Limited Liability Company Act of the State Of Delaware (6 DEL.C. Section 18-101, ET SEQ.)

          FIRST: The name of the limited liability company formed hereby is Grove U.S. L.L.C.

          SECOND: The address of the registered office of the LLC in the State of Delaware is Corporation Service Company, 1013 Centre Road Wilmington, New Castle County, Delaware 19805.

          THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date above written.


                                                 By: /s/ Todd A. Finger
                                                     --------------------
                                                     Todd A. Finger
                                                     Authorized Person